                                                                      Exhibit 99


HOST MARRIOTT REPORTS STRONG FIRST QUARTER RESULTS WITH 15% GROWTH IN FUNDS FROM OPERATIONS PER SHARE AND 4.4% GROWTH IN REVPAR


BETHESDA, MD; May 3, 1999 -- Host Marriott Corporation (NYSE: HMT) today reported its first quarter 1999 results of operations, noting that diluted Funds From Operations ("FFO", as defined by the National Association of Real Estate Investment Trusts) increased 15 percent to $.38 per share in 1999 over the pro forma 1998 first quarter FFO per share of $.33. Earnings Before Interest Expense, Taxes, Depreciation and Amortization and other non-cash items ("EBITDA") from continuing operations was $226 million for the 1999 first quarter, an increase of 25 percent over the pro forma EBITDA of $181 million in the 1998 first quarter. The 1998 pro forma FFO per share and EBITDA reflect the company's conversion to a real estate investment trust at the end of 1998 and a change in the reporting period for the company's hotels not managed by Marriott International, Inc. (NYSE: MAR) which resulted in the inclusion of only two months of results in the 1999 first quarter versus three months in 1998.

      Growth in FFO and EBITDA was driven by an increase in Room Revenue per Available Room ("REVPAR") of 4.4 percent for the company's comparable hotels, as well as incremental EBITDA of $45 million from 1998 acquisitions, net of amounts retained by the company's lessees under the company's leases which were established at the end of 1998. In 1998, the company made substantial investments in luxury hotels, including the acquisition of the Blackstone portfolio (including two Ritz-Carlton, two Four Seasons, one Grand Hyatt, three Hyatt Regency and four Swissotel properties) along with four additional Ritz-Carlton hotels. Had the results of these hotels been included in comparable results, the pro forma REVPAR increase for the company would have been 4.8 percent.

     Mr. Terence C. Golden, president and chief executive officer of Host Marriott, stated, "We are extremely pleased by the strength of our operating results in the first quarter, which are very much in line with our expectations for the year and exceeded the consensus of analysts' estimates for the quarter by $.01 per share."

     Mr. Golden added, "We are already seeing the positive impact of the very high quality acquisitions we completed in 1998. In 1999, our strategy continues to emphasize acquiring hotels located in urban centers and other difficult-to-duplicate locations, providing effective asset management of those assets, implementing selected improvements, including expansion and development investments offering superior returns, and selectively disposing of non-core assets. We continue to broaden our shareholder base to include more retail and value-oriented investors. We believe this strategy will enable us to sustain solid REVPAR and earnings growth for the foreseeable future and drive superior returns to our shareholders."

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

     Mr. Robert E. Parsons, Jr., executive vice president and chief financial officer, stated, "During the first quarter of 1999, we continued to build on the solid financial foundation that our company has developed. In February, we took advantage of favorable market conditions to issue $300 million of unsecured senior notes to refinance, or repurchase, existing mortgage debt on certain of our properties. We continue to have $900 million available under our $1.25 billion bank line of credit. Our debt now has a weighted average interest rate of approximately eight percent and an average maturity of over seven years."

     Mr. Parsons added, "In addition, in the first quarter we disposed of our Bloomington, Minnesota hotel and entered into an agreement for the disposal of a second property which should close in the second quarter. We will continue to pursue favorable opportunities to divest non-core properties as market conditions permit."

     The company reported first quarter 1999 rental income of $286 million versus pro forma rental income of $208 million for the first quarter of 1998. The company noted that first quarter 1998 historical revenues of $805 million reflect the actual sales at the company's hotels while first quarter 1999 revenues represent rental income from leases, which are calculated from property-level sales. Hotel sales for the first quarter of 1999 were $931 million, a 16 percent increase over the 1998 first quarter. Income from continuing operations increased to $45 million in 1999, a 61 percent increase over $28 million for the first quarter of 1998. Net income for the quarter increased by 50 percent to $45 million, compared to $30 million for the first quarter of 1998. Net income for 1998 includes $2 million of income classified as discontinued operations, representing the company's former senior living operations which were distributed to shareholders as part of Crestline Capital Corporation (NYSE: CLJ) at the end of 1998.

     On a diluted basis, the company reported income from continuing operations of $.19 per share in 1999 versus $.13 per share in 1998, a 46 percent increase. Net income per diluted share increased 36 percent to $.19 per share in 1999.

     Mr. Parsons stated, "We are very pleased with the growing strength we have seen in the booking pace and mix of business at our hotel properties. After a brief slowdown at year-end, operating leverage has now returned to normal levels. We continue to expect that, at current levels, each one percent change in REVPAR will yield approximately a $.04 to $.05 per share change in FFO per diluted share on an annual basis."

     Mr. Parsons added, "We are encouraged by the recent improvement in our stock price but we continue to believe that our stock is undervalued."

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

     Host Marriott is a lodging real estate company which currently owns or holds controlling interests in 125 upper upscale and luxury full-service hotel properties primarily operated under the Marriott, Ritz-Carlton, Hyatt, Four Seasons and Swissotel brand names. For further information on Host Marriott Corporation, please visit the company's website at www.hostmarriott.com.
                                                   --------------------

     This press release includes various references to FFO and EBITDA. The company considers EBITDA and FFO to be indicative measures of its operating performance due to the significance of its long-lived assets and because such data is considered useful by the investment community to better understand the company's results, and can be used to measure its ability to service debt, fund capital expenditures and expand its business, however, such information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. Cash expenditures for various long-term assets, interest expense (for EBITDA purposes only) and income taxes have been, and will be, incurred which are not reflected in the EBITDA and FFO presentations.

     Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Future transactions, results, performance and achievements will be affected by general economic, business and financing conditions, competition and governmental actions.

     The cautionary statements set forth in reports filed with the Securities and Exchange Commission contain important factors with respect to such forward-looking statements, including: (i) national and local economic and business conditions that will, among other things, affect demand for hotels and other properties and the availability and terms of financing; (ii) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (iii) the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;
(iv) the ability to acquire or develop additional properties and risk that potential acquisitions or developments may not perform in accordance with expectations; (v) changes in travel patterns, taxes and government regulations;
(vi) governmental approvals, actions and initiatives; (vii) the effects of tax legislative action; (viii) the effect on the company of the Year 2000 issues; and (ix) the ability of the company to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules. Although the company believes the expectations reflected in such

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

forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that any deviations will not be material. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.


                          * * * Tables to follow * * *

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

                           HOST MARRIOTT CORPORATION
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
               (unaudited, in millions, except per share amounts)


                                                         Twelve Weeks Ended
                                                   ------------------------------
                                                       March 26,        March 27,
                                                          1999            1998
                                                       ----------      ----------
Revenues
 Rental income...................................        $  286           $    -
 Hotel sales.....................................             -              787
 Interest income.................................             8               14
 Other...........................................            13                4
                                                         ------           ------
  Total revenues.................................           307              805
                                                         ------           ------

Expenses
 Property-level expenses.........................            58              590
 Depreciation....................................            67               54
 Minority interest...............................            18               16
 Corporate expenses..............................             8               12
 Interest expense................................            99               76
 Dividends on convertible preferred
   securities of subsidiary trust................             9                9
 Other...........................................             3                -
                                                         ------           ------
  Total expenses.................................           262              757
                                                         ------           ------

Income from continuing operations
 before income taxes.............................            45               48
Provision for income taxes.......................             -              (20)
                                                         ------           ------
Income from continuing operations................            45               28
Discontinued operations..........................             -                2
                                                         ------           ------
Net income.......................................        $   45           $   30
                                                         ======           ======

Diluted earnings per common share................          $.19             $.14

Diluted weighted average shares outstanding (a)..           307              220

Balance sheet data as of
 March 26, 1999:
Cash, cash equivalents and short-term
 marketable securities...........................        $  284
Property, plant and equipment....................         7,173
  Total assets...................................         8,177
Debt:
 Senior notes....................................         2,545
 Mortgage debt...................................         2,111
 Other...........................................           457
                                                         ------
  Total debt.....................................         5,113
Minority interest................................           513
Convertible preferred securities of
 subsidiary trust................................           550
Shareholders' equity.............................         1,303

____________
(a) The impact of the potential conversion of the Convertible Preferred Securities has not been included, as the related shares would be anti-dilutive for both periods presented.

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

                           HOST MARRIOTT CORPORATION
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
               (unaudited, in millions, except per share amounts)


                                                  Twelve Weeks Ended
                                                -----------------------
                                                 March 26,   March 27,
                                                   1999       1998 (a)
                                                -----------  ----------
EBITDA
 Full-service hotels..........................       $ 227        $200
 Limited-service hotels.......................           2           3
                                                     -----        ----
  Total hotels................................         229         203
 Other operating..............................          (3)         (5)
 Corporate and other, net of interest income..           -           5
                                                     -----        ----

EBITDA from continuing operations.............       $ 226        $203
                                                     =====        ====

Funds from operations
 Income before extraordinary items............       $  45        $ 29
 Depreciation and amortization................          68          53
 Other real estate activities.................         (11)         (1)
 Partnership adjustments......................          15          (6)
 Deferred taxes...............................           -          10
                                                     -----        ----
 Funds from continuing operations.............         117          85
 Discontinued operations......................           -           7
                                                     -----        ----
  Funds from operations.......................       $ 117        $ 92
                                                     =====        ====

____________
(a) The results for the twelve weeks ended March 27, 1998 are historical and, as such, have not been adjusted to reflect on a pro forma basis the company's conversion to a real estate investment trust or the change in reporting period for the company's hotels not managed by Marriott International.

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

                           HOST MARRIOTT CORPORATION
                    SELECTED OPERATING AND STATISTICAL DATA
                                  (unaudited)


                                                                            Twelve Weeks Ended
                                                                       -----------------------------
                                                                        March 26,      March 27, 1998
                                                                          1999         Pro forma (a)
                                                                       -----------     -------------
Selected operating data (in millions, except per share amounts)
Hotel sales......................................................       $   931           $   678
Rental income....................................................           286               208
EBITDA...........................................................           226               181
FFO..............................................................           117                76
FFO per diluted share (d)........................................           .38               .33
FFO diluted weighted average shares outstanding..................           343               258

                                                                          Twelve Weeks Ended
                                                                      ----------------------------
                                                                       March 26,    March 27,1998
                                                                        1999         Historical
                                                                      ---------     --------------
Comparative full-service hotel statistics
Number of properties.............................................          89                 89
Number of rooms..................................................      44,386             44,386
Average room rate................................................     $151.87            $147.77
Average occupancy................................................        79.3%              78.0%
REVPAR...........................................................     $120.37            $115.32
REVPAR increase:
   Comparable....................................................         4.4%
   Blackstone (b)................................................         9.0%
   Ritz-Carlton (c)..............................................         9.8%

____________
(a) Pro forma assumes conversion to a REIT and the change in reporting period for the company's hotels not managed by Marriott International.
(b) The acquisition of the Blackstone portfolio (including two Ritz-Carlton, two Four Seasons, one Grand Hyatt, three Hyatt Regency and four Swissotel properties) occurred on December 30, 1998 and, thus, are excluded from the comparable set.
(c) Includes all ten Ritz-Carlton properties owned by Host Marriott. Four of the properties are included in the comparable set.

(d) FFO per diluted share is calculated in conformity with the April 1999 NAREIT draft guidelines for FFO per share reporting. Diluted shares include a provision for partnerships in which Host Marriott's minority partners have an option to trade their equity position for operating partnership units. Whether any of these actually occur, depends on a number of conditions, including in some cases the passage of time. Should these conversion of minority interest into operating partnership units happen, Host Marriott would then receive the additional cash flow and the equity value from the acquired partnership interests.
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